Exhibit 99.1

Maui Land & Pineapple Company Reports Fiscal 2023 Results

KAPALUA, Hawai‘i / March 28, 2024 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the year ended December 31, 2023 and the date and time of their Annual Meeting of Stockholders, which will be held virtually on Wednesday, May 15, 2024, at 10:00 a.m., Hawai‘i Standard Time, via conference call.

“After more than a century in operation and a multi-year focus on financial stabilization, Maui Land and Pineapple Company entered 2024 debt-free, with a new leadership team and a renewed vision guiding the company’s next chapter,” said CEO Race Randle. “In 2023, we completed a holistic review of MLP’s premier portfolio of land and commercial assets and crafted a strategic plan to improve Maui’s housing supply, revitalize Kapalua Village and Hali‘imaile Town Centers, and capitalize on exciting growth opportunities.”

“As a long-term shareholder who was born and raised in Hawai‘i, it is thrilling to see the tremendous progress the new MLP leadership team has made over the past year,” said MLP majority shareholder Steve Case. “MLP is now well-positioned to realize its potential in delivering new value to shareholders while playing a pivotal role in supporting the Maui community as it seeks to recover from the tragic wildfires to create a stronger, more resilient future.”

Fiscal 2023 Highlights

“As expected, the company had reduced revenues from land sales, which were paused as we identified opportunities to unlock the potential of the company’s developable land to create value for shareholders and meet current and future community needs,” said Randle. “MLP was also intensely focused on assisting in the aftermath of the August 2023 wildfires, and while MLP’s assets were not directly affected, the fires resulted in significant loss of life and property across Maui and contributed to a short-term decline in the lease revenue from tenants temporarily impacted by road closures and reduced visitor arrivals. We expect lease revenue to rebound and reach new heights due to strong demand we are seeing from our efforts to elevate Kapalua Village and create an authentic place for makers and local experiences in Hali‘imaile.”

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Operating Revenues – In 2023, MLP began its shift from selling unimproved land, and has focused efforts to master plan and add value to the land directly and through working with proven partners. Land sale revenue of $1,626,000 in 2023 includes recognition of a land contribution to our first development joint venture in many years, on 31 acres in Hali‘imaile.  Including land sales, for the year ended December 31, 2023, the total operating revenues decreased by $10,045,000 compared to the same period last year as a direct result of two unimproved land sales closed in 2022 in the amount of $11,600,000.

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Excluding land sales, the total operating revenues decreased by $71,000 for the year ended December 31, 2023, compared to the year ended December 31, 2022, primarily due to a reduction in percentage rent as a result of the Maui wildfires on August 8, 2023. Although percentage rents and land licensing from eco-tourism activities were trending toward an increase from the prior year, estimated losses of these revenues due to the wildfires was approximately $700,000.

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Costs and expenses – Operating costs and expenses totaled $14,260,000 for the year ended December 31, 2023, an increase of $2,907,000 compared to the year ended December 31, 2022. The operating costs for the year ended December 31, 2023, included $1,622,000 of the operating costs and expenses related to one-time costs of the leadership transition due to $1,372,000 for severance, accelerated vesting of incentive stock for departing executives and related legal and consulting fees, and $250,000 for onboarding costs of new executive team. These costs are not anticipated to recur in the upcoming quarters with the exception of the monthly severance paid to the former CEO monthly through March 31, 2025. Other costs incurred in the year ended December 31, 2023 that were not incurred previously included $1,354,000 due to stock option valuation recognized for issued options for the Board of Directors.

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Net loss – Net loss was ($3,080,000), or ($0.15) per common share, in the year ended December 31, 2023, compared to net income of $1,787,000 or $0.09 per common share, in 2022. The net loss in 2023 was driven by the negative economic and financial impacts of the Maui wildfires and the one time and additional first-time expenses incurred. In 2022, although realizing $11,600,000 in land sales this was offset by a ($7,885,000) GAAP expense due to partial annuitization of the Company’s qualified pension plan.

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Adjusted EBITDA (Non-GAAP) – For the year ended December 31, 2023, after adjusting for non-cash income and expenses of $2,551,000, Adjusted EBITDA was ($529,000). If the Company had not incurred the one-time cash-based expenses of ($892,000) in 2023 due to the leadership transition an Adjusted EBITDA of $363,000 would have been realized.

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Cash and Investments Convertible to Cash (Non-GAAP) – Cash and investments convertible to cash totaled $8,835,000 on December 31, 2023, a decrease of ($2,657,000) compared to $11,492,000 at December 31, 2022. $892,000 of the decrease in cash is attributable to one-time expenses due to employment separations of the former CEO and Vice President and onboarding transition of the new CEO and Board Chairman realized in the year ended December 31, 2023.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA and Cash and Investments Convertible to Cash, to provide information that may assist investors in understanding the Company's financial results and financial condition and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe cash and investments convertible to cash are important indicators of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial measures are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense and pension and post-retirement expenses. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and investments convertible to cash is a non-GAAP financial measure defined as cash and cash equivalents plus restricted cash and investments. Cash and cash investments convertible to cash is a key measure used by the Company to evaluate internal liquidity.

Additional Information

More information about Maui Land & Pineapple Company’s fiscal year 2023 operating results are available in the Form 10-K filed with the Securities and Exchange Commission and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of approximately 22,300 acres of land along with approximately 268,000 square feet of commercial real estate where Maui residents thrive in more resilient communities with additional housing opportunities, food and water security, and renewed connections of people and place. For over a century MLP has built a legacy of authentic innovation through conservation, agriculture, community building and land management. Our mission is to carefully maximize the use of our assets in a way that honors the past, meets the critical needs of the present, and enables a thriving future.

Company assets include land for future residential communities within the world-renowned Kapalua Resort, home to luxury hotels such as The Ritz-Carlton Maui and Montage Kapalua Bay, two championship golf courses, pristine beaches, a network of walking and hiking trails and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements regarding the Company’s ability to put its land into productive use, increase housing supply and improve tenanting of the village centers, fill the vacancies on our commercial properties,  and the non-recurrence of severance costs. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2023	2022
	(in thousands except per
	share amounts)
OPERATING REVENUES
Real estate	$1,626	$11,600
Leasing	8,461	8,513
Resort amenities and other	828	847
Total Operating Revenues	10,915	20,960

OPERATING COSTS AND EXPENSES
Real estate	595	1,026
Leasing	4,420	3,598
Resort amenities and other	1,532	1,547
General and administrative	3,998	2,795
Share-based compensation	2,846	1,278
Depreciation	869	1,109
Total Operating Costs and Expenses	14,260	11,353

OPERATING INCOME (LOSS)	(3,345)	9,607
Other income	707	71
Pension and other post-retirement expenses	(436)	(7,885)
Interest expense	(6)	(6)
NET INCOME (LOSS)	(3,080)	1,787
Pension, net of income taxes of $0	1,370	7,381
TOTAL COMPREHENSIVE INCOME (LOSS)	$(1,710)	$9,168

INCOME (LOSS) PER COMMON SHARE--BASIC AND DILUTED	$(0.15)	$0.09

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,700	$8,499
Cash, restricted	-	10
Accounts receivable, net	1,166	892
Investment in bond securities, current portion	2,671	2,432
Prepaid expenses and other assets	467	368
Assets held for sale	-	3,019
Total Current Assets	10,004	15,220
PROPERTY & EQUIPMENT
Land	5,052	5,052
Land improvements	13,853	12,943
Buildings	22,869	22,869
Machinery and equipment	10,500	10,360
Total Property & Equipment	52,274	51,224
Less accumulated depreciation	(36,215)	(35,346)
Property & Equipment, net	16,059	15,878
OTHER ASSETS
Investment in bond securities, less current portion	464	551
Investment in joint venture	1,608	-
Deferred development costs	12,815	9,566
Other noncurrent assets	1,273	1,191
Total Other Assets	16,160	11,308
TOTAL ASSETS	$42,223	$42,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,154	$589
Payroll and employee benefits	502	869
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	217	227
Other current liabilities	465	480
Total Current Liabilities	2,480	2,307
LONG-TERM LIABILITIES
Accrued retirement benefits	1,550	2,612
Deferred revenue, less current portion	1,367	1,500
Deposits	2,108	2,185
Other noncurrent liabilities	14	30
Total Long-Term Liabilities	5,039	6,327
TOTAL LIABILITIES	7,519	8,634

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock--$.0001 par value at December 31, 2023 and 2022, respectively; 43,000,000 shares authorized; 19,615,350 and 19,476,671 shares issued and outstanding at December 31, 2023 and 2022, respectively	84,680	83,392
Additional paid in capital	10,538	9,184
Accumulated deficit	(53,617)	(50,537)
Accumulated other comprehensive loss	(6,897)	(8,267)
Total Stockholders’ Equity	34,704	33,772
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$42,223	$42,406

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION (NON-GAAP) UNAUDITED

	Year Ended December 31,
	2023	2022
	(in thousands)	(in thousands)

NET INCOME (LOSS)	$(3,080)	$1,787

Less: Non-cash revenues recognized
Land contributed to BRE2 LLC recognized in real estate revenues	(1,606)	-
Add: Non-cash expenses
Interest expense	6	6
Depreciation	869	1,109
Share-based compensation
Vesting of Stock Options granted to Board Chair and Directors	1,354	-
Vesting of Stock Compensation granted to Board Chair and Directors	487	380
Vesting of employee Incentive Stock	1,005	898
Pension and other post-retirement expenses	436	7,885

ADJUSTED EBITDA (LOSS)	$(529)	$12,065

	Year Ended December 31,
	2023	2022
	(in thousands)	(in thousands)

CASH AND INVESTMENTS

Cash and cash equivalents	$5,700	$8,499
Restricted cash	-	10
Investments, current portion	2,671	2,432
Investments, net of current portion	464	551

TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$8,835	$11,492